QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 967-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (b)   Thomas L. Moore has accepted a new position with the Company and, effective December 8, 2004, stepped down as Chief Accounting Officer of the Company.

        (c)   Effective December 8, 2004, Jeffrey R. Billat, 41, was appointed as Chief Accounting Officer of the Company. Mr. Billat joined the Company in 1998 and has served as the Vice President of Reporting and Accounting Policy since April 2004. Mr. Billat previously served as the Corporate Controller from June 2000 to April 2004. Prior to that, Mr. Billat was Director of Accounting Policy from March 1998 to June 2000. Prior to joining the Company, Mr. Billat was a senior manager with Deloitte & Touche LLP.

        Mr. Billat will receive an annual salary of $185,000 and will be eligible for a target bonus of $83,000. In addition, Mr. Billat was granted an option to purchase 10,000 shares of common stock of the Company at an exercise price of $41.865 per share pursuant to the Company's 2002 Long-Term Incentive Plan. The option vests in four equal installments on the anniversary date of the grant. A form of non-qualified stock option agreement pursuant to such plan is attached hereto as Exhibit 10.1. He will continue to be eligible for health and life benefits such as medical and dental coverage, health care and dependent care reimbursement accounts, short and long-term disability, life insurance, supplemental employee, spouse and child life insurance, basic and voluntary accidental death and dismemberment (AD&D), business travel accident insurance and long-term care insurance. In addition, Mr. Billat will continue to be eligible to participate in the Company's 401(k) plan and employee discount stock purchase program.

Item 9.01 Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Form of Non-Qualified Stock Option Agreement under the First Data 2002 Long-Term Incentive Plan.

  99.2
  Form of Award Agreement under the First Data 1993 Directors Stock Option Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
By:	/s/ STANLEY J. ANDERSEN Assistant Secretary

Date: December 14, 2004

QuickLinks

  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01 Financial Statements and Exhibits
SIGNATURES